Exhibit 10.21

SUPPLY AGREEMENT XSENS / NEWAYS

Supply Agreement

Between

XSENS

referred to as “CUSTOMER” hereinafter

represented by

Xsens Technologies B.V.

Pantheon 6a

7521 PR Enschede

The Netherlands

and

Neways

referred to as “SUPPLIER” hereinafter

represented by

Neways Advanced Applications B.V.

Science Park Eindhoven 5004

5692 EA Son

The Netherlands

SUPPLY AGREEMENT XSENS / NEWAYS

CONTENTS:

	Preamble	3
1.	Definitions	3
2.	Basis of Agreement	4
3.	Intention of Agreement	5
4.	Duration of Agreement	5
5.	Termination of Agreement	5
6.	Financials of Agreement	6
7.	Planning, Ordering and Delivery Procedure	6
8.	Prices	8
9.	Documentation and Equipment for Execution	8
10.	Property rights of Drawings, Tools and Other Materials of “Customer	10
11.	Non-disclosure	10
12.	Exclusive Rights	11
13.	Packaging and Transportation	11
14.	Force Majeure	11
15.	Change implementation	12
16.	Test Equipment	13
17.	Quality Assurance	13
18.	Warranty	14
19.	Reject Procedure	15
20.	Delivery performance	15
21.	Product Life cycle Management	16
22.	Patents, Intellectual Property Rights and Product Liability	17
23.	Indemnification	18
24.	Transfer of Agreement	19
25.	Breach of Agreement	19
26.	Communication	19
27.	Changes and Amendments to Agreement	19
28.	Disputes	19
29.	Insurance	20
30.	Contingency Plan	20
31.	Traceability Products	21
32.	Confidentiality and Publications	21
33.	Export Compliance	21
34.	Final Agreements, Legal Domicile, Applicable Laws	22

LIST OF ANNEXES:

A.	Product List and Pricing
B.	Product Lead-times
C.	Forecasting and Planning Procedures
D.	Test Tooling
E.	“Reporting
F.	Ramp-up agreement
G.	Service + Repair agreement
H.	Contingency plan
I.	Communication structure

15 JUNE 2015	PAGE 2 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

Preamble

The contract partners intend to enter a long-term business cooperation for the manufacturing and supply of the 3D motion trackers products. The relationship in this business cooperation has been formulated in this Agreement and regulates the manufacture and delivery of electronic modules and products.

For the benefit of both sides, the partners will strive to achieve a high quality standard, optimize the production costs, assure the procurement of material, improve the demand planning, meet delivery schedules, minimize the order handling procedures.

1.	Definitions

1.1

Agreement shall mean this document and all exhibits, annexes and other documents referred to herein or attached hereto and signed or initialled by the parties hereto all of which exhibits, annexes or other documents form an integral part hereof.

1.2

Product(s) jointly and separately shall mean the Products (PCB Assemblies, PCA and modules), as further specified in the Specifications ANNEX A, including any changes thereto, as well as such new printed circuit board assemblies, modules and systems as the parties may agree upon to include under this Agreement by way of amending ANNEX A.

1.3

Specifications shall mean the technical and functional specifications according to the parts list, Bill of Material, mechanical drawings, test methods and equipment, safety and environmental regulations and other requirements of for the Products as detailed in ANNEX A, and such amendment thereto as the parties may agree upon from time to time in writing. Any change of the Specifications has to be managed by the “CUSTOMER” internal change procedure.

1.4	Lead-times shall mean the delivery time of the Products (in working days) as agreed upon and, attached hereto as ANNEX B, after receipt of Purchase Order.

1.5	Purchase Order shall mean the purchase order for Products placed by “CUSTOMER”

1.6	Obsolete Components shall mean components used in Products, of which production has been discontinued by a component manufacturer and have led to a last-time-buy.

1.7	Announcement Obsolete Components shall mean a written notice from “SUPPLIER” to “CUSTOMER” containing information on the discontinuance of a component by a component manufacturer.

1.8	End of Life declared product shall mean a written notice from “CUSTOMER” to “SUPPLIER” containing information about the discontinuance of a product and the effective date.

1.9

Customer Specific Components shall mean components of which the specifications are owned by “CUSTOMER” and of for which “CUSTOMER” is responsible for the relevant Purchasing information (such as price, lead-time, ordering quantity and life cycle commitment).

1.10	Long lead-time Components shall mean components, which have a lead-time of more than three (3) calendar months.

1.11	Customer Components shall mean components of which “SUPPLIER” with exception of timing has no procurement responsibility and which need to be supplied to “SUPPLIER” by “CUSTOMER”.

1.12	Substitute Components or Alternative Components shall mean components which have the same form, fit and function as the components originally used.

15 JUNE 2015	PAGE 3 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

1.13

Change Request (CR) shall mean, a document written and signed by “CUSTOMER” and/or “SUPPLIER” respectively written and signed document as sent to “SUPPLIER” or “CUSTOMER” respectively and/or “SUPPLIER”, specifying the a proposed Change in the Product Specifications.

1.14

Tooling costs shall mean initial costs involved in the manufacturing of Products among others test fixtures/software, tooling, test equipment, soldering screens, carriers. Normal wear and tear of any such equipment, etc. are is incorporated in the product cost price.

1.15

Epidemic faults shall mean faults which appear in more than five percent (5%) or ten (10) Products, whichever is greater, of the delivered batch quantity of the relevant order and which original cause is the same or which have the same cause. For example among others faults caused by manufacturing, programming and/or components.

1.16	Return Merchandise Authorisation (RMA) shall mean the system by which products can be returned for repair or replacement by “CUSTOMER” to “SUPPLIER”.

1.17	Module means a single printed circuit board sub-assembly.

1.18	System means an assembly of different modules.

1.19	Technical Product Documentation (TPD) means the complete documentation by which a product has been described by the IP owner and is manufactured and tested by a supplier.

1.20	Configuration Management (CM) means establishing, maintaining and securing the integrity of the products throughout the product life cycle.

1.21	Average Purchase Price (GIP) means the average purchase price of the components which are in stock, delivered in different batches.

1.22	3rd party means all other, not affiliated, companies

1.23

Affiliated Companies means, in relation to a company, a company which controls that company, or is controlled by that company or by a company which controls that company, and for these purposes a company controls another company if it can —

i)	exercise a majority of the votes attached to the shares in the other company; or

ii)	appoint or remove a majority of the board of directors of the other company, or if it can do so indirectly through one or more other companies.

2.	Basis of Agreement

2.1	The Agreement is based on the following starting points:

2.1.1	the documents of the products provided by the “CUSTOMER”

2.1.2	the quotations made by “SUPPLIER”

2.1.3	the mutual agreed prices after finalisation of negotiations and effectuated in ANNEX A

2.1.4	the orders placed by the “CUSTOMER”

2.2	The conditions of this overall Agreement apply to all orders that are handled between the contract parties, unless mutually agreed otherwise.

2.3

The Agreement is exclusively between “CUSTOMER” and named “SUPPLIER” location. If for whatever reason “SUPPLIER” wants to move “CUSTOMER” main activities to an alternative “SUPPLIER” location, “CUSTOMER” will be informed at least 12 months prior to the event. Any moving plans will need to be approved by “CUSTOMER” and any related costs will be accounted for by “SUPPLIER”, unless this is on request of “CUSTOMER”.

15 JUNE 2015	PAGE 4 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

3.	Intention of Agreement

3.1	“CUSTOMER” herewith appoints “SUPPLIER” as its partner for the co-development, engineering, manufacturing, servicing and form fit function maintenance of the products specified in ANNEX A.

3.2	“SUPPLIER” is committed to manufacture and supply electronic products which comply with the specifications mentioned in the TPD which is either released or provided by “CUSTOMER”.

3.3	“CUSTOMER” is committed to purchase products from “SUPPLIER” according to specifications mentioned in the “CUSTOMER” provided documentation.

3.4

Twice a year a review meeting will be held between “CUSTOMER” and “SUPPLIER” to evaluate and improve product quality, production quality, and supply chain performance. Quarterly “CUSTOMER” and “SUPPLIER” shall discuss progress on these matters. Topics amongst others; long lead items, progress on projects, delivery performance, first pass yield, guarantee issues.

4.	Duration of Agreement

4.1	This Agreement becomes effective after signing by both parties, and remains valid for an indefinite period of time, until the expiry date after a notice for termination has become effective.

4.2	Orders placed before a notice for termination of this Agreement comes into force, will be carried out according to this Agreement, regardless of the contract termination.

4.3	The right for termination for compelling reason remains unaffected.

5.	Termination of Agreement

5.1	Either Party is, at any time, entitled to terminate the Agreement.

5.2

Termination of the Agreement is to be done in writing and becomes effective no earlier than twelve (12) months after notice has been given, unless there is a breach of the Agreement, in which case the Agreement may be terminated immediately.

5.3	In case of termination of this agreement both parties will cooperate to reach a smooth transition of the production towards another manufacturer.

5.4	A party is entitled to terminate the Agreement immediately if the other party:

i)	Files for bankruptcy or

ii)	Is declared bankrupt or

iii)	Fails, or is unable to, or admits in writing its ability to, pay its debt, or

iv)	ceases its business operations

v)	becomes under another control structure

5.5

If one party, after having been given notice and taken corrective measures, fails to meet the agreed obligations under this Agreement within a period of three (3) months after having received the notice, the other party is entitled to terminate the Agreement immediately, with the exception when the cause originates from a Force Majeure.

5.6	Breach of the Agreement by either party can be seen as a compelling reason for immediate termination of this Agreement as laid down under article25.

5.7

In the case of a premature termination of this Agreement, “SUPPLIER” will supply and invoice “CUSTOMER” with stock, and remaining outstanding obligations, of materials. Ownership of this material will transfer from “SUPPLIER” to “CUSTOMER” after payments of materials have been received by SUPPLIER”.

15 JUNE 2015	PAGE 5 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

5.8

In case of termination of the agreement by “CUSTOMER”, the inventory of components specifically used for production of “CUSTOMER” Products, which include obsolete components, are to be sold to “CUSTOMER” against the last negotiated and mutual agreed BOM purchase value with a logistical surcharge of 5%.

5.9

In the event of an immediate termination of the agreement as a result of non-performance of “SUPPLIER” to meet its obligations under this Agreement, the inventory of “CUSTOMER” specific components, are to be sold by “SUPPLIER” to “CUSTOMER” against the last negotiated BOM purchase value without a logistical surcharge. The “CUSTOMER” may request “SUPPLIER” to supply a larger quantity of “CUSTOMER” specific components than the outstanding obligation of “CUSTOMER”, with a maximum of a 12 months demand. To fulfil such a request, “SUPPLIER” may assist “CUSTOMER” by opening the direct communication channel with “SUPPLIER’s” vendor from which “CUSTOMER” will be able to procure directly under the same conditions as “SUPPLIER” with the limitations as defined.

5.10

In case of non-finished Products, these Products will be finished as long as their quantities do not exceed the mutually agreed batch quantity as described in the ANNEX A. “CUSTOMER” shall Issue an Purchase Order for these to-be-finished Products against the agreed Purchase price as laid down under ANNEX A.

5.11

Upon termination of this Agreement by “CUSTOMER”, “CUSTOMER” shall procure redundant components from “SUPPLIER” which has been procured according to the terms under this Agreement, no later than 10 working days after the termination becomes effective, unless otherwise agreed. “SUPPLIER” will supply “CUSTOMER” within 10 working days after having received a notice of termination with a list of the inventory, incorporating the volume, specification and value of the materials. Within 5 working days after having received this inventory list, “CUSTOMER” will provide a Purchase Order. In the case of “CUSTOMER”” fails to meet this requirement, “SUPPLIER” is entitled to send and invoice inventory accordingly to “CUSTOMER” within 15 working days after the termination becomes effective.

5.12

Upon termination of this Agreement, regardless of cause, all drawings, documents, tools, material or equipment provided to “SUPPLIER” by “CUSTOMER”, as well as drawings, documents, tools, material, equipment or products produced by “SUPPLIER” for “CUSTOMER” and subsequently paid by “CUSTOMER”, shall be returned to “CUSTOMER” within 5 working days after the termination becomes effective.

6.	Financial terms of Agreement

6.1	Invoicing shall take place after delivery of products and services. The invoice shall identify CUSTOMERS order number and product number.

6.2	Payment by “CUSTOMER” shall be made within thirty (30) days after invoicing date, provided that the Products comply with the requirements according to this Agreement.

6.3	In the case and “CUSTOMER” does not pay within mutually agreed due date “SUPPLIER” is entitled to invoice interest costs due to the late payment according to law.

7.	Planning, Order and Delivery Procedure

7.1

As soon as this Agreement becomes effective, “CUSTOMER” will provide “SUPPLIER”, on a monthly basis, with a rolling forecast of its estimated demand for Products for the coming period of twelve (12) months.

15 JUNE 2015	PAGE 6 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

7.2

The forecast will be nonbinding, with the exception of the provisions as mutually agreed under article 7.9 for “SUPPLIER” to meet its obligation under this Agreement and will include the demand planning and materials management for the coming 12 months.

7.3

Demand planning, materials management, production and delivery will be executed according to the planning procedure described in ANNEX C. This section details forecast procedures, planning rules, reorder points, call off moments etc. etc.

7.4	“CUSTOMER” will provide “SUPPLIER” with Purchase Orders with mutually agreed minimal lead-times to cover call off products and services.

7.5	All Purchase Orders from “CUSTOMER” shall be submitted to the conditions of this Agreement, unless mutually agreed otherwise. Neither parties General Terms and Conditions shall apply.

7.6

Each Purchase Order shall specify the quantity, items, and requested delivery dates. Changes to particular Purchase Orders conditions may be changed by “CUSTOMER” after consulting “SUPPLIER” and become effective after a written order confirmation by “SUPPLIER”.

7.7

After having received a Purchase Order, “SUPPLIER” will respond to “CUSTOMER” within five (5) working days, by either confirming or rejecting the Purchase Order. With any rejection of a Purchase Order, “SUPPLIER” will provide an alternative delivery date.

7.8

In the event “SUPPLIER” cannot meet a confirmed delivery date, “SUPPLIER” shall promptly notify “CUSTOMER” of “SUPPLIER’s” revised delivery date and “CUSTOMER” may, without limitation, charge “SUPPLIER” for the actual extra costs for expedited shipping, unless this is due to a Force Majeure. These extra costs are limited to a maximum of the value of the Products to be shipped. “SUPPLIER” is entitled to determine the shipping method and expediting company with respect to the urgency of the required delivery date.

7.9

“CUSTOMER” will be liable for all “CUSTOMER” related inventory (components, sub-assembly’s and final products), as long as they are positioned in accordance with agreed planning procedures as documented in ANNEX C, and other in writing approved inventory transactions (i.e. MOQ, LTB). Any inventory transactions not approved and outside planning rules and loss/damage will be at the liability of the “SUPPLIER”

7.10	Inventory Liability in accordance with section 7.9 will be calculated in EURO based on average purchase price for components and based on ANNEX A agreed pricing for products.

7.11

In the event that either, components, Products, bought or manufactured on behalf of “CUSTOMER”, did not move at all over a period of one (1) year, these parts will move into “SUPPLIER’s” so called excess stock. Parts moving in excess stock will be communicated upfront and needs to get a written approval from “CUSTOMER”. “CUSTOMER” will discuss with “SUPPLIER” whether these items, which become property of “CUSTOMER” after fulfilling its obligations, will be stored at, or removed from “SUPPLIER” warehouses. On quarterly base the “SUPPLIER” will invoice the value of the parts moving in or/and out excess stock. “CUSTOMER” will pay “SUPPLIER” a quarterly fee for managing these materials when stored at “SUPPLIER”. This fee is set to 4% of the value of this excess stock value.

7.12

The ownership of Products and/or materials transfers from “SUPPLIER” to “CUSTOMER” after shipment of goods, provided that “CUSTOMER” is given a sufficient credit limit by “SUPPLIER’s” credit insurer to cover outstanding liabilities. In the event that the credit insurer Atradius withdraws the credit limit on “CUSTOMER” for “SUPPLIER”, the transfer of ownership of Products and/or materials shall with immediate effect change to the actual time payment has been received by “SUPPLIER” and until the expiry of the payment term, “CUSTOMER” shall have user rights. “CUSTOMER” will be informed by “SUPPLIER” if the credit insurer Atradius withdraws the credit limit on “CUSTOMER”.

15 JUNE 2015	PAGE 7 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

8.	Prices

8.1	“SUPPLIER” shall supply products to “CUSTOMER” at prices under conditions as laid down in this Agreement and specified in ANNEX A.

8.2

Prices are determined on the annual demand volume to be supplied and shall be fixed for a period of one (1) year after finalising negotiations and will become effective by undersigning by both parties the new ANNEX A, with the exception of condition as laid down under article 7.

8.3

If the total material cost of a product however varies more then plus or minus five (5) percent of the current total material price, “SUPPLIER” and “CUSTOMER” are entitled to start intermediate negotiations to correct the price of the relevant Products accordingly in ANNEX A.

8.4

“SUPPLIER” shall charge to “CUSTOMER” a repair price (to be defined), for any repair, (if repairable) or replacement outside the standard warranty period unless otherwise agreed in writing between “CUSTOMER” and “SUPPLIER”.

8.5	All prices and costs are fixed and shall be stated in EUR and be specified without VAT or other taxes, unless otherwise specifically stated in this Agreement.

8.6	At the time of finalising the price negotiations, prices of materials are based on the currency exchange rate between USD and EUR.

8.7

If during the validity period of prices, ordered quantities deviate from the order or any other essential change of the economic prerequisites for the prices occurs, each Party is entitled to request a renegotiation of prices. If the order includes prices for Products where there are prices differentiated based upon quantity, “CUSTOMER” shall in connection with signing the order indicate the expected annual volume and consequently that price shall be applicable.

8.8

The product price is based upon an open COST PRICE calculation, consisting out of BOM Value and total added Value Supplier. “SUPPLIER” shall disclose the BOM value in detail. Jointly “CUSTOMER” and “SUPPLIER” shall try to reduce the COST PRICE with a minimum target of 3% year on year on those direct activities which can be influenced by “SUPPLIER”. A reduction in COST PRICE results in improvement of the “CUSTOMER” market position, hence in the long run it will improve the turnover for both parties.

8.9	New product pricing negotiations shall commence at least two (2) months before the new price is to become effective.

8.10

When price negotiations referred to under this article extend beyond the price-validity period, the prices and conditions valid for the previous period shall continue to remain in effect until such time as the parties have reached mutual agreement on the new prices, which will be laid down in a new ANNEX A. The new agreement will include the starting date when the newly agreed price will become effective and any deliveries with price deviations may be corrected accordingly.

9.	Documentation and Equipment for execution of Agreement

9.1	For the execution of the contracted services, “CUSTOMER” will supply the necessary equipment and documents to “SUPPLIER” minimal 4 weeks before the start of the lead-time for the ft delivery.

9.2

The equipment and documents provided by “CUSTOMER” are the property of “CUSTOMER” and may only be used by “SUPPLIER” for the purpose of implementing this Supply Agreement. The equipment and documents must be returned to “CUSTOMER” at any time, if so requested.

15 JUNE 2015	PAGE 8 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

9.3	The “CUSTOMER” will supply “SUPPLIER”, minimal 4 weeks before the start of the lead-time for the 1st delivery, with a Bill of Material containing the following information:

•	Part number manufacturer

•	Manufacturer & Vendor

•	PCB data

•	Mechanical and or cable drawings

•	Quantity parts required in each product

•	Documentation in relation to assembly, test, packaging if applicable

In the case of Product Specific parts, in which “CUSTOMER” has made a vendor selection, “CUSTOMER” will additionally provide Vendor contact details with price and logistic arrangements made with these vendors.

9.4	The format of sending the data is in ODB++ format. Since data size can be many MB the preference is using the FTP server for transferring data. Login data will be provided.

9.5

Before starting work, “SUPPLIER” is obliged to check that the materials and documents for execution are complete. If the materials and documents are not complete “CUSTOMER” will be notified immediately.

9.6

“SUPPLIER” shall ensure that all material is procured in accordance with “CUSTOMER” order and product documentation and includes any spoilage at “SUPPLIER” in connection with e.g. production and warranty repairs.

9.7

“CUSTOMER” and “SUPPLIER” will come to a separate arrangement with regard to materials to be procured for end-of-production (EOP) undertakings and services. This separate agreement is to be attached in Appendix B “Service & Repair Agreement”.

9.8	“CUSTOMER” can decide that some material will be supplied by “CUSTOMER”. In the case that material is supplied by “CUSTOMER” to the “SUPPLIER”, “CUSTOMER” is responsible for :

•

Checking provided components on technical specifications and manufacturing date. In the case that manufacturing date exceeds 1 year, “CUSTOMER” will inform “SUPPLIER”, in which case both parties will come to a mutual agreement with regards to the consequences.

•	To send material in the original packaging of the manufacturer, and make sure that this packaging can be handled by assembly machines, when applicable.

•	On time delivery of these materials. In the case of late delivery of these materials, “SUPPLIER” has the right to postpone planned delivery for affected Products accordingly.

Any deviation detected and reported to “CUSTOMER” in any of these responsibilities, “SUPPLIER” has the right to invoice “CUSTOMER” for any additional costs which arise due to this deviation. Prolonged stocking of materials of “SUPPLIER”, as set forth in article, due to delayed delivery of the supply of material by “CUSTOMER”, can e.g. result in interest costs.

In the case that “CUSTOMER” supplies Customer Components to “SUPPLIER”, “SUPPLIER” will send “CUSTOMER” an order for the supply of the required material, with the following information: required quantities and required delivery date and required delivery address, against Cost Price which will then be incorporated in the relevant product pricing. “CUSTOMER” is responsible for the consequences in the event of non-supply of ordered components. This section is only applicable for components which are part of an active BOM and for which a forecast containing a demand is available. In the event that there is no demand for these Customer Components (often Cost Drivers) for 3 consecutive months parties will discuss the arisen situation regarding the stock of Customer Components.

15 JUNE 2015	PAGE 9 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

9.9	Product specific materials in which the “CUSTOMER” has executed the Vendor Selection Process, the “CUSTOMER” is responsible for providing the “SUPPLIER” with an overview of the following information :

•	The Subcontractor contact data (Name, Address, tel. no, contact)

•	The part number

•	The price performance data (price vs. quantity)

•	The package and minimal order quantities

•	The Lead-time

•	The Recurring and/or Non-Recurring—Engineering Costs (NRE)

•	The quality specification (% reject, tolerances, warranty etc.)

9.10

Any deviations found during the procurement and/or production process in product specific components, for which the “CUSTOMER” has executed the Vendor Selection Process, “CUSTOMER” and vendor will be informed by “SUPPLIER” about the detected deviation and subsequently will be asked to provide “SUPPLIER” a response and solution.

9.11

Material deviations which do not meet the agreed quality levels, will be shipped back to “CUSTOMER” selected vendor. Subsequently vendor will be ask to respond within a, to be defined, time span and provide “SUPPLIER” with a solution and improvement programme.

9.12

“CUSTOMER” selected vendors are a responsibility of “CUSTOMER”. In those cases that “CUSTOMER” selected vendors consistently do not perform according to the expected standard, “CUSTOMER” will be asked by “SUPPLIER” to intervene and provide a solution. “SUPPLIER” will support “CUSTOMER” by finding a solution.

10.	Property Rights of drawings, tools, and other materials of “CUSTOMER”

10.1

All equipment and/or documents provided by “CUSTOMER”, such as data, samples, tools, moulds, and drawings remain in the ownership of “CUSTOMER”. “SUPPLIER” will treat these materials with care. At the request of “CUSTOMER”, they must be returned immediately and at any time.

10.2	“SUPPLIER” will use the materials, tools, and moulds exclusively to manufacture the agreed products and to implement any other production services for “CUSTOMER”.

10.3

“CUSTOMER” shall indemnify and hold harmless “SUPPLIER” and its affiliated companies from and against all claims, actions, costs, expenses, liabilities and proceedings whatsoever resulting from all alleged or actual infringements of any letters registered, designs, copy-rights, trademarks or trade names or other proprietary rights arising by reason of the manufacturing by “SUPPLIER” or any affiliated company in fulfilment of “SUPPLIERS” obligations under this Agreement.

11.	Non-disclosure

11.1

Within the scope of this Agreement, “SUPPLIER” will not disclose any supplied materials, data, samples, tools, moulds, drawings, price calculations and other information to any third party or affiliated companies, and will only use them to execute the orders under this Agreement.

15 JUNE 2015	PAGE 10 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

11.2

The parties hereto shall not use, employ or disclose confidential information received from the other whether orally to be confirmed in writing, in writing, by demonstration or otherwise to any third party except as is necessary to implement this Agreement, unless and to the extent the receiving party can prove by written record that:

i)	it already had knowledge of such information prior to disclosure, or

ii)	information was already or becomes publicly known through no fault of the receiving party, or

iii)

information identical to disclosed information was already in its possession or is subsequently lawfully obtained without restrictions to the use from a third party who is free to disclose the same or is subsequently independently developed by the receiving party without use of the disclosed

iv)	information is necessarily disclosed in commercially available product.

Furthermore, “SUPPLIER” will ensure that any tasks carried out by “SUPPLIER’s” employees in the execution of orders in accordance with this Partner Agreement will be treated confidentially, and that all information, business procedures, and documents that are made known to the employees, will be kept undisclosed two (2) years after termination of this agreement. “SUPPLIER” employees will be committed accordingly

12.	Exclusive rights

“SUPPLIER” will deliver the manufactured Products exclusively to “CUSTOMER”.

13.	Packaging and Transportation

13.1	“SUPPLIER” will arrange packaging of the products according to the specifications in the provided documentation of the “CUSTOMER”.

13.2	“SUPPLIER” will label the products for transportation with labels containing the following information:

•	Customer’s and SUPPLIER’s name and address

•	Purchase order number

•	Package Quantity

•	Article number, Article description with revision level

•	Date

•	If any special labelling is required, “CUSTOMER” will express this in the product documentation.

If “CUSTOMER” wishes that the products needs to be shipped elsewhere, “CUSTOMER” will inform “SUPPLIER” no later than one (1) week in advance of the delivery due date.

13.3	All deliveries are Ex-Works according to the Incoterms 2000.

14.	Force Majeure

14.1

Any and all circumstances beyond the reasonable control of the parties including, but not limited to acts of God, war, riots and unavoidable break-downs, fire, flood, explosion, acts of authorities notwithstanding whether they are valid or not—as well as other cases of Force Majeure—including those which render the execution of the particular business within a reasonable time substantially uneconomical -, also with suppliers, release the party hereto from its respective obligations under or pursuant to this Agreement for the duration of such contingencies and to the extent of the effects resulting there from.

14.2

Force Majeure are occurrences outside a Party’s control occurring after undersigning this Agreement that the party not reasonably could have expected at the day of signing this Agreement and thereof the consequences could not have been overcome without unreasonable costs and/or loss of time for the Party in question.

15 JUNE 2015	PAGE 11 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

14.3

If any such case occurs, the party affected shall inform the other party immediately indicating the presumable duration and extent of such contingency. Moreover, the party affected shall promptly take care to settle such contingencies so that the performance of the obligations under this Agreement can be resumed as soon as possible.

14.4

Neither Party is liable towards the other Party for delayed or non-occurring fulfilment of obligations in accordance with this Agreement, in case of and to the extent that such delay or non-occurring fulfilment is due to Force Majeure.

14.5	14.5 A party suffering from a Force Majeure, or no longer suffering from such Force Majeure, shall immediately inform the other Party thereof.

14.6	In the case of a Force Majeure which continues to exist for a period of more than three (3) months, “CUSTOMER” is entitled to terminate the agreement immediately.

15.	Change implementation

15.1	During the duration of this Agreement both parties may initiate Change Request’s (CR) according to the procedures as agreed. Change Request’s by either party will be done in writing.

15.2	Change Request’s will only become effective after a written approval by “CUSTOMER”.

15.3

Should “CUSTOMER” request changes to the product specification during the period of business cooperation, “SUPPLIER” will implement these changes after discussing with “CUSTOMER”, if any, the financial consequences and the effects to delivery schedules, provided that the changes lie within the technical possibilities of “SUPPLIER”.

15.4

If “SUPPLIER” intends to make technical modifications, “SUPPLIER” will notify “CUSTOMER” in advance about the planned changes in writing, incorporating, if any, the financial consequences and the effects to delivery schedules.

15.5

In the event that components have been withdrawn of the market and/or are difficult to obtain, “SUPPLIER” will, as far as technically feasible, suggest substitute types to “CUSTOMER”. Unless otherwise stated by “CUSTOMER”, “CUSTOMER” will give either a consent or a plan in writing, within 14 days after receipt of this written notification for an alternative component. In the case of a refusal, “CUSTOMER” and “SUPPLIER” will discuss the consequences, if any, and come to a solution.

15.6

Any changes which have one-off financial consequences, and have been approved by “CUSTOMER”, “CUSTOMER” will provide “SUPPLIER” with an Engineering Change Order (ECO) within 2 working days after approval.

15.7	Changes which also have an effect on either Price, and/or Lead-time, of a Product, and were approved by “CUSTOMER”, will accordingly be adapted in price and delivery schedule by “SUPPLIER”.

15.8	Any received written approval of CR’s to Products under this Agreement by “SUPPLIER”, will automatically become part of this Agreement.

15.9

Materials which have become redundant due to a change of the specification of the product will be delivered and invoiced by “SUPPLIER” to “CUSTOMER”. These part could be moved into the excess stock as described in 7.11.

15 JUNE 2015	PAGE 12 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

16.	Test Equipment

16.1	“CUSTOMER” will provide a test protocol and/or testing equipment for tests as specified in the “CUSTOMER” documents and according to which the products should be tested before delivered.

Incorporated in the test protocol is coverage of the test. All test tooling provided by “CUSTOMER” are listed in ANNEX D.

16.2	“SUPPLIER” is responsible that each product is tested on provided test protocol and passes this test. 16.3 If the Parties agree in writing, “SUPPLIER” may provide test equipment.

16.3

Products are assembled and tested according to the specification in the “CUSTOMER” documentation. Products which meet this specification and pass the mutually approved test, are to be considered to meet the functional specification.

16.4

If “CUSTOMER” provides SUPPLIER”, with test equipment, “CUSTOMER” will ensure that maintenance agreements have been entered into. “SUPPLIER” may provide this maintenance, if both parties have agreed to this prior in writing.

16.5

Equipment provided by “CUSTOMER” and/or equipment produced by “SUPPLIER” on behalf of “CUSTOMER”, shall be marked so that it is evident that it belongs to “CUSTOMER”. Transfer of ownership of test equipment, produced by “SUPPLIER” on behalf of the “CUSTOMER”, becomes effective after payment has been received by “SUPPLIER”.

17.	Quality Assurance

17.1	“SUPPLIER” operates a quality assurance system in accordance with and certified to standard ISO 9001/2000.

17.2

“SUPPLIER” gives the “CUSTOMER” a guarantee that the manufacturing services supplied comply with the electronic manufacturing latest standard IPC-A-610 class 2 specifications. Furthermore, “SUPPLIER” assures that trained and qualified personnel will be charged with the execution of production services.

17.3	“SUPPLIER” is responsible for producing the Products according to the TPD released and/or provided by “CUSTOMER”.

17.4

“SUPPLIER” is responsible for necessary production control and shall, prior to delivery of the products, ensure that the products comply with agreed requirements and that the production is carried out according to the expected standard.

17.5

Every 3 months “SUPPLIER” will report the first passed yield (FPY) and total rejects per Product of all Products produced in the previous 3 month period, unless otherwise mutually agreed. These figures will be used as a basis for analysis and improvement of production processes, and manufacturability of the Products.

17.6	“SUPPLIER” maintains an Environment Management System according to the standard ISO 14001.

17.7

In the case that a Product needs to meet any additional qualifications, “CUSTOMER” will provide “SUPPLIER” with additional instructions necessary for assuring the quality of the production of “CUSTOMER” Products and “SUPPLIER” will undertake measures to comply to these.

15 JUNE 2015	PAGE 13 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

17.8

“CUSTOMER” and/or “CUSTOMERS” together with “Customer” customers are/is entitled to inspect the implementation and maintenance of “SUPPLIER’s” quality management and Environmental Management System. “SUPPLIER” will provide “CUSTOMER”, or “CUSTOMER’s” representative, with data and the facilities necessary to perform this task.

17.9

“CUSTOMER” is entitled to, upon notice to “SUPPLIER”, follow the production, inspect inventory, carry out tests and make examinations at “SUPPLIER’s” premises during normal office hours . In the case that the “CUSTOMER” wishes to exercise this right, “CUSTOMER” will notify “SUPPLIER” at least seven (7) calendar days in advance of the delivery date.

17.10

“CUSTOMER” is entitled to request for an acceptance test of the Products due to be delivered at “SUPPLIER’s” premises, at the date of delivery, but no later than 5 working days after the scheduled date of delivery, after which “SUPPLIER” is entitled to excise delivery without prior notice. “SUPPLIER” will provide sufficient space for such inspection activities.

18.	Warranty

18.1

“SUPPLIER’s” warranty covers his own work and all applied material. Neways warranty does not cover Product defects or failures resulting from: a) Product design or Specifications, including, but not limited to, design functionality failures, Specification inadequacies, or failures relating to Products functioning in any intended manner, for any particular purpose or in any specific environment; b) non-Qualified Soldering Processes; c) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation, including improper handling in accordance with static sensitive electronic device handling requirements, after shipment; d) alterations, modifications, and/or repairs by Customer and/or third parties and/or accepted qualified; e) Customer supplied defective Items, including test equipment or test software; t) Defects originating from Customer selected and prescribed suppliers which can’t meet minimal the same requirements and/or 100% yield as imposed on Seller; g) latent defects in BOM components that Neways could not reasonably discover utilizing Customer-specified inspection and testing obligations hereunder; h) Products without specified functional tests to allow adequate failure diagnosis; or i) Products found to be non-operable which have passed all Customer-specified tests prior to shipment, yet failed some functionality or performance criteria in the field.

18.2

The warranty period is twelve (12) months on products and services provided by “SUPPLIER”. “CUSTOMER” has the right to choose between repairs to be carried out by “SUPPLIER” immediately on request, and a replacement delivery. As for the rest, the rights of “CUSTOMER” are in accordance with the applicable law.

18.3

“SUPPLIER” will carry out final inspections, whereby test plans and test records are to be kept in such a way that they can be made available to “CUSTOMER” on request. Should it still occur that the products or services to be provided are faulty due to reasons in the responsibility of “SUPPLIER”, “CUSTOMER” will inform “SUPPLIER” in writing of a defect immediately after discovery of any fault.

18.4	All claims for damages over and above the legal regulations are excluded.

18.5

“SUPPLIER” warrants that each unit of product shall meet “CUSTOMER” Specifications and shall be free from defects in material and good workmanship, for a period of six (6) months from the date of delivery of the shipment, providing good usage within the limits of specification. “SUPPLIER” grants this product warranty, when it is proven that failures or deviations to the specifications are occurred by mall performance on “SUPPLIER”-side or including mall performance, bad functioning or non-compliance to the specifications of the used components used to manufacture these products.

18.6	The warranty with respect to epidemic faults shall terminate Eighteen (18) months after delivery of the last Products of the infected batch delivered to CUSTOMER

15 JUNE 2015	PAGE 14 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

19.	Reject procedure

19.1	The procedure for handling Customer Complaints is documented in the “SUPPLIER’s” Quality System.

19.2

In the case that a product deviates from mentioned specifications “CUSTOMER” will make a complaint in writing to “SUPPLIER” without unreasonable delay. The complaint shall include a description of how the fault manifested itself.

19.3

Upon receipt of a written complaint in accordance with the outlined procedure and the receipt of the faulty Products, “SUPPLIER” will remedy the fault without delay within twenty (20) working days, with the exception of DOA’s for which SUPPLIER will be remedy the fault within five (5) working days.

19.4	All remedied faulty Products which fall under Customer Complaints will be returned to “CUSTOMER” with a written report containing the findings and the remedy of the fault.

19.5	Unless otherwise specifically stated in this Agreement, “SUPPLIER” is liable for the costs for correction of the original cause of the fault.

19.6	Based upon the outcome in the report, parties shall decide upon corrective actions to be taken.

19.7

If “CUSTOMER” makes a complaint in accordance with the outlined procedure and it becomes evident that there is no fault for which “SUPPLIER” is liable, “SUPPLIER” is entitled to compensation by “CUSTOMER” for the work and costs that have been caused by the complaint.

19.8

“SUPPLIER” will archive all received Customer Complaints and will keep a Customer Complaint archived for a period of at least three (3) years after issue date. This obligation will end in the case of termination of this Agreement, when “SUPPLIER” has transferred all archived Customer Complaints to “CUSTOMER” after the termination date has become effective.

19.9

“SUPPLIER” shall, prior to start of production, make sure that equipment to be used for the production of the Products comply with the applicable requirements specified by “CUSTOMER”. “SUPPLIER” shall immediately notify “CUSTOMER” if equipment for production suffers from a lack of quality resulting from wear and tear and such wear and tear could have been detected by “SUPPLIER”.

19.10	Equipment provided by “CUSTOMER” will be incorporated into a calibration and/or maintenance schedule by “CUSTOMER”. “CUSTOMER” may outsource the calibration and maintenance to SUPPLIER

20.	Delivery performance and reporting

20.1

“SUPPLIER” is committed to achieve a Committed Line Item Performance (CLIP) of at least 95% percent. The tolerance within the CLIP with regard to “on time delivery” will be between “zero (0) and minus five (-5) working days and is to be regarded still as “on time delivery”.

20.2

“SUPPLIER” is committed to achieve a Requested Line Item Performance (RLIP) of at least 90% on forecasted items, in the expectation that sufficient logistical countermeasures have been agreed upon between parties to cover unforeseen demand (flexibility).

20.3	CLIP,RLIP targets, Key performance indicators and other reporting requirements are laid down in ANNEX E

20.4	“SUPPLIER” to report in line with intervals and dates as documented in ANNEX E

15 JUNE 2015	PAGE 15 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

20.5

In case CLIP and RLIP figures are below target, “SUPPLIER” is to report within 5 working days the root cause and recovery measures in order to strive to be back on target within the shortest possible time not exceeding 10 working days, assuming that the root-cause and responsibility lies within the direct control of “Supplier”. In the event that the root-cause lies outside the direct control of “SUPPLIER” parties will discuss the arisen situation.

20.6	Any cost related to CLIP and RLIP recovery within the timeframe specified in 20.4 are for “SUPPLIER” unless caused by a third party or Force Majeure.

20.7	“SUPPLIER” to guarantee capacity and ramp-up as agreed in ANNEX F

21.	Product Life Cycle Management

21.1

During the duration of this Agreement and five (5) years thereafter, or during five (5) years after the last shipment to “CUSTOMER” by “SUPPLIER” of an EOL declared Product, whichever comes first, “SUPPLIER” should be able to supply “CUSTOMER” with repair or replacement of Products or other services (e.g. upgrading, technical support) against mutually agreed conditions as laid down below.

21.2

Definition End-Of-Life (EOL) declared Product, is a product of which has been declared that it can not be ordered any more after a defined Last-Time-Buy date and which will not be supported by the “CUSTOMER”. A product is considered to have the EOL status, if a component used in this product is no longer manufactured through regular distribution channels and has either no direct alternative, or no provisions have been taken to acquire obsolescent stock by making use of a Last-Time-Buy of such a component.

21.3

Definition Life Cycle Management Services is a service which “SUPPLIER” provides to give the “CUSTOMER” insight during the Life Cycle of a product into the availability of Components used to manufacture a product.

21.4	During the production Life of a Product the “SUPPLIER” will provide the “CUSTOMER” with a Life Cycle Management services .

21.5

In the case that a component becomes obsolescent, “SUPPLIER” will inform in writing “CUSTOMER” immediately of a last time buy (LTB) when it becomes known. “CUSTOMER” will respond within the time span as provided by “SUPPLIER” in writing, on what actions need to be taken to secure the Life Cycle services provided by SUPPLIER.

21.6

It is CUSTOMER’s responsibility to provide “SUPPLIER” the means for meeting its obligation to be able to supply “CUSTOMER” after EOL Product, by ordering the “SUPPLIER” to buy on CUSTOMERS behalf LTB components.

21.7

After receiving the written confirmation for procuring the obsolescent material of “CUSTOMER” by SUPPLIER, “SUPPLIER” will procure the materials accordingly. Inventory ownership will move to “CUSTOMER” as described in section 6.1 (delivery of goods) and/or 7.11 (excess inventory) and/or termination of the agreement.

21.8	It is SUPPLIER’s responsibility to provide the appropriate means for stocking the obsolescent material procured on behalf on the CUSTOMER.

21.9

The obligation of “SUPPLIER” to provide defined services only stretches to the amount of obsolescent parts which have been procured on behalf of CUSTOMER. The obligation of “SUPPLIER” becomes redundant when the last obsolescent component has been used, unless in the meantime an approved equivalent has become available.

15 JUNE 2015	PAGE 16 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

21.10

In the event that either the annual volume of a product, or business volume, decreases below the set values, the “SUPPLIER” will inform the “CUSTOMER” during the review meetings of this situation and will make “CUSTOMER” an offer for continuation of the Life Cycle Management services for a subscription for the use of CDIS services (Component Data Intelligence System) for the relevant product(s). Obligation of “SUPPLIER” continues after the “CUSTOMER” has agreed to accept the made offer in writing.

21.11

In the event that the Agreement is terminated the obligations of “SUPPLIER” to be able to supply “CUSTOMER” with repair or replacement of Products will also terminate on the date the Agreement becomes ineffective. “SUPPLIER” will make “CUSTOMER” an offer for a subscription for the continuation of Life Cycle Management services by subscribing for the CDIS services. In that case “CUSTOMER” will make a request for a proposal for such usage to “SUPPLIER”.

21.12	It is the responsibility of the Intellectual Property owner that a product meets the legal or technology standards. The Intellectual Property rights of products lies with “CUSTOMER”

21.13	The obligation in this article is based on the designed technology of a product. In the event that technology changes, “SUPPLIER” will inform the “CUSTOMER” of such an event and its implications.

21.14

The obligation in this article is based on the legislation at the time that a product is released for production. In the event that legislation changes which may have an effect on the product, it is responsibility of the intellectual property owner of a product that the product meets the new legislation when required.

21.15

During the duration of the agreement “SUPPLIER” will inform “CUSTOMER” of possible solutions due to occurring technology changes. In the case that “CUSTOMER” decides not to take action on these changed circumstances, it will mean that the prerequisites as mentioned in article 15.6 have not been met.

21.16

“CUSTOMER” may request “SUPPLIER” to redesign the product to meet the changed technology standards. “SUPPLIER” will honour such a request by making a proposal for redesign or re-engineering the product.

21.17

“CUSTOMER” and “SUPPLIER” will come to a separate arrangement with regard to materials to be procured for end-of-production (EOP) undertakings and services. This separate agreement is to be attached in ANNEX G “Service & Repair Agreement”.

21.18

The conditions under which “SUPPLIER” accepts the obligations mentioned under article 21.1 will be outlined in ANNEX G. Until these conditions have been outlined in ANNEX G, “SUPPLIER” can’t be held liable for meeting the obligation as mentioned under article 21.1.

22.	Patents, Intellectual Property Rights and Product Liability

22.1

Intellectually Property (IP) rights of a Product are a responsibility of “CUSTOMER”. “SUPPLIER” manufactures the products under assumption that all aspects with regard to property rights have been taken care of by “CUSTOMER”.

22.2	“CUSTOMER” is responsible for obtaining any qualification for the product, such as e.g. CE and/or TUV approval, unless otherwise stated.

22.3	“SUPPLIER” is responsible for labelling the Products in accordance with any certification specifications when this is specified in the provided TPD.

15 JUNE 2015	PAGE 17 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

22.4

“SUPPLIER” is not liable for the Products to meet the CE-standards as set in the applicable legislation, however shall fulfil its contractual obligation in such a way that these comply with the CE-standards as laid down in the TPD.

22.5

“SUPPLIER” undertakes to produce Products, according to the documentation and specifications provided by “CUSTOMER” and mutually agreed quality standards, and is liable for the Products, at the time of delivery that they comply with these outlined requirements.

22.6

All information provided by “CUSTOMER” to “SUPPLIER” is not to be considered by “SUPPLIER” as a license for the use of this Intellectual Property towards any third party, other than for the use to fulfil the obligations of this agreement towards “CUSTOMER”.

23.	Indemnification

23.1

Each party under this Agreement shall defend, indemnify and hold harmless the other party and affiliated companies from all claims, costs, damages, judgments and attorney’s fees resulting from or arising out of any alleged and/or actual infringement or other violation of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, proprietary rights and processes or other such rights in connection with the performance by “SUPPLIER” and “CUSTOMER” of their obligations under this Agreement.

23.2

“SUPPLIER” will exempt “CUSTOMER” from all justified product liability claims made against “CUSTOMER” by third parties, if proven that such damages have been caused through services provided by “SUPPLIER”.

23.3	In case of damages, “SUPPLIER” limits compensation to a replacement delivery of the goods concerned that have been manufactured by “SUPPLIER”.

23.4

For damage to property as well as personal injury or death caused by materials and/or products delivered by “SUPPLIER””, where the original cause is traceable, back to the services provided by “SUPPLIER”, shall be borne by “SUPPLIER” and be determined by the prevailing law of the Netherlands which is applicable to solve such compensation claims. “SUPPLIER” warrants that it holds an insurance certificate covering damages arising out of product liabilities.

23.5

In no event shall the total property and/or bodily injury liability of “SUPPLIER” hereunder (other than for products unpaid for) exceed Two and a Half Million Euro (€ 2.500.000) per annum with a maximum of One Million Two Hundred and Fifty Thousand (€ 1.250.000) per occurrence, regardless of the cause of the action, liability or claim.

23.6

In the event that in any such suit or proceeding a Product supplied by “SUPPLIER” and “CUSTOMER” hereunder is held to constitute infringement of any third party’s intellectual property rights in a decision made by a court of competent jurisdiction, with respect to which decision no appeal can be taken/is taken and the use of the Product is enjoined, “SUPPLIER” and “CUSTOMER” shall jointly decide how to proceed on:

•	The cost, if any, of an

•	Procurement of the right to continue using such product, or

•	Replacement of such product with a non-infringing product, or

•	Modify such product to become non-infringing, or

•	Repurchase such product from the other party

15 JUNE 2015	PAGE 18 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

24.	Transfer of Agreement

24.1

This Agreement may not be transferred to a third party without the acceptance in writing from the other party hereto. Companies which have directly or indirectly control over “SUPPLIER” or its affiliated companies are not considered as a third party

25.	Breach of Agreement

25.1	If a party, even after been given a notice, does not comply with an obligation as agreed in the Agreement, this can be seen as a breach of the Agreement.

26.	Communication

26.1

All notices and other communications under this Agreement shall be in writing and shall be deemed sent ten (10) working days after they have been mailed by registered mail or so much earlier as the receiving party appears to have received the mail.

26.2	All communications between parties will sent to the following addresses:

If to “SUPPLIER”:	Neways Advanced Applications B.V.
Attn. [ ]
Science Park Eindhoven 5004
5692 EA Son
The Netherlands
Mobile: [ ]
Email: [ ]

If to “CUSTOMER” :	Xsens Technologies B.V.
Attn. [ ]
Pantheon 6a
7521 PR Enschede
The Netherlands

or to such other address that the receiving party may have provided for purpose of notice.

27.	Changes and amendments to Agreement

27.1

All changes and/or amendments to this Agreement shall be in writing and become effective after under signing by both parties. Any change and/or amendment of this Agreement will include a commencing date on which the actual change or amendment becomes effective.

28.	Disputes

28.1	The Agreement is based on mutual trust. Both parties agree that either party will only take to legal action if a friendly settlement cannot be reached.

28.2	In the case of disputes among the parties related to the performance, application and/or interpretation of this Agreement, the Parties shall first try to settle such disputes amicably.

28.3

If parties can’t come to an amicable settlement of the dispute, all disputes arising in connection with this Agreement can be put in front of a council of arbitration, to be held in the Netherlands. During these proceedings both parties will bear their own costs.

28.4	Only in the case that above proceedings have not lead to a solution, parties have the right to take legal actions.

15 JUNE 2015	PAGE 19 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

29.	Insurance

29.1

During the term of this agreement and all times SUPPLIER performs services for CUSTOMER, SUPPLIER shall maintain, and provide evidence of comprehensive bodily injury and property damage insurance with a coverage as mentioned in article 23.5

29.2	At “CUSTOMER” option and expense, “CUSTOMER” may request that SUPPLIER obtains inbound/outbound freight insurance on terms set by the carriers.

29.3	Consigned inventory and Customer Tools to be insured by “CUSTOMER”

30.	Contingency Plan

30.1

In order to provide continuity in supply in case of a Force Majeure, not caused by a material availability circumstance, “SUPPLIER” shall in cooperation with “CUSTOMER” set up and maintain a contingency plan (ANNEX H). The goal of the contingency plan is to manage risks by taking precaution measures and follow procedures to strive to recover within 10 working days, assuming that the root-cause and responsibility lies within the direct control of “Supplier”. In the event that the root-cause lies outside the direct control of “SUPPLIER” parties will discuss on short term the arisen situation and actions to be taken to recover as soon as possible.

30.2

“SUPPLIER” will create a softcopy of the production TPD, unless the design has been made by “SUPPLIER” for “CUSTOMER”, in which case also a softcopy of the design data is a responsibility of “SUPPLIER”. ANNEX H will contain a listing of all Products in which the content of the softcopy and responsibilities are laid down.

30.3	The digital copy will contain the following information:

i)	Gerber Files Printed Circuit Board

ii)	Assembly Products Instructions

iii)	Manufacturing Instructions

iv)	Bill of Material ERP System containing: Quantity Part, Manufacturer Part Number, Manufacturer Name, Substitute Part Number, Substitute Manufacturer Name, Designator

v)	Test Specifications, Instructions and Software

vi)	Design customer specific Test tooling, only if test tool has been designed by “SUPPLIER” for “CUSTOMER”.

vii)	Design Software, only if software has been designed by “SUPPLIER” for “CUSTOMER”

Non product related information, such as Supplier Data, is covered by the corporate contracts, which are centrally organised.

30.4	“Supplier” will assign a back-up plan as part of the contingency plan.

30.5

The responsibility for a contingency for any hardcopy or any necessary equipment, such as i.e. product specific test tool, stock of customer specific and/or obsolete parts, is the responsibility of “CUSTOMER”. “CUSTOMER” can make a request to “SUPPLIER” to provide a hardcopy to be incorporated into the contingency plan. “SUPPLIER” will quote “CUSTOMER”, if any, for the costs involved.

30.6

“CUSTOMER”, or its appointed representative, is entitled to inspect the implementation and maintenance of the contingency plan at “SUPPLIER’s “ and “Back-up partner” facilities during normal office hours. In the case that the “CUSTOMER” wishes to exercise this right, “CUSTOMER” will notify “SUPPLIER” at least seven (7) calendar days in advance of visit.

15 JUNE 2015	PAGE 20 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

31.	Traceability Products

31.1	During the duration of this Agreement “SUPPLIER” will provide each Product with an unique identification mark which makes the product traceable during the production process.

31.2

All data records of a product during the production process will be kept for a period of three (3) years after manufacturing, unless the agreement is terminated in which case all data will be transferred after passing the termination date to the “CUSTOMER”.

31.3

Documents related to sales transactions (i.e. delivery notes, packing list, invoices etc.) will be kept for a period of 7 years after creation date, unless the agreement is terminated in which case all data will be transferred after passing the termination date to the “CUSTOMER”.

31.4

“SUPPLIER” is not obliged to provide further traceability on a lower level, other that it can prove that procurement has taken place from qualified component suppliers and specified manufactures according to specification in the Technical Product Documentation, procurement date, batch quantity and number.

31.5	In the case that materials have been supplied by “CUSTOMER”, it is the responsibility of “CUSTOMER” to secure the traceability of these components and that they meet the requirements.

32.	Confidentiality and Publications

32.1

“SUPPLIER” and affiliated companies shall not pursue any 3D Motion Tracking product sales and marketing activities competing with “CUSTOMERS” products during the duration of this agreement and five (5) years after termination of the agreement.

32.2

Assembly of electronic 3D Motion Tracking products for competitors of “CUSTOMER” is not considered as a competitive activity. However, in the event that “SUPPLIER” is to enter a business relationship with a company, of which “SUPPLIER” suspects that it may be a competitor of “CUSTOMER”, ““SUPPLIER will inform “CUSTOMER” in advance.

32.3	The contract partners may not use each other’s names and trademarks.

32.4	The contents of this agreement and the relationship between parties shall not be revealed publicly, publicized, quoted or discussed by either party, without prior written consent by the other party.

33.	Export Compliance

33.1

In the case of Controlled Content: “CUSTOMER” and “SUPPLIER” mutually agree to, at all times, conduct its business in compliance with all applicable export laws and regulations, including, without limitation, U.S. export and re-export regulations governed by the Bureau of Industry and Security (BIS) and the U.S. Department of State (DDTC). “SUPPLIER” will ensure that its subsidiaries comply with these laws. “SUPPLIER” agrees that it will neither export or re-export to any such prohibited destination or make available any controlled technical data or products received hereunder without first obtaining required U.S. Government approval by filling an application for export or re-export license with the Bureau of Industry and Security (BIS). In the case of any expenses to be made, “SUPPLIER” will inform “CUSTOMER” of such a circumstance.

15 JUNE 2015	PAGE 21 OF 22

SUPPLY AGREEMENT XSENS / NEWAYS

“SUPPLIER” agrees that it will not perform any act or participate in any misrepresentation of fact, which either directly or indirectly may constitute a violation of U.S. or any applicable sovereign nations export laws or regulations. “SUPPLIER” will indemnify “CUSTOMER” and hold “CUSTOMER” harmless from any claims asserting non-compliance or violation of such laws and regulations committed by the “SUPPLIER” or its subcontractors. “SUPPLIER” agrees that it will not perform any act or participate in any misrepresentation of fact, which either directly or indirectly may constitute a violation of U.S. or any applicable sovereign nations export laws or regulations.

33.2

Embargoed Countries: “SUPPLIER” and “CUSTOMER” both acknowledge that any Customer products or technical data cannot be exported or re-exported to embargoed countries: as of today Cuba, Iran, North Korea, Sudan, Syria

33.3

Denied Parties: both parties acknowledge that it will neither export or re-export to any such prohibited destination or make available to denied parties any technical data or products received hereunder.

33.4	Military/Aerospace Applications: Customer products are neither designed for, nor intended for use in, Military/Aerospace applications or environments.

33.5

Governance: “SUPPLIER” agrees to cooperate with “CUSTOMER” in establishing and monitoring such suitable controls within the “SUPPLIER” organization as may be deemed necessary by “CUSTOMER” in order to comply with the requirements of this agreement. Such controls may be understood to include such items as record keeping, compliance training, screening of vendors/customers, and audit activity. “SUPPLIER” failure to fully participate in and support “CUSTOMER” compliance program may result in the immediate termination of this agreement, In the event of any expenses to be made “SUPPLIER” will inform “CUSTOMER” in a timely manner.

33.6	Termination: The provisions of this section, export controls, shall survive any termination of this agreement and shall remain in force indefinitely.

34.	Final Agreements, Legal Domicile, Applicable Laws

34.1	Changes and amendments to this overall Agreement, as well as orders placed in accordance with it, must be made in writing.

34.2

In the event of legal action, the exclusive legal domicile will be the domicile of “SUPPLIER”. 34.3 The language to be used in the arbitrary and/or legal proceedings shall be the Dutch Language. 34.4 This Agreement will be governed by the law of The Netherlands.

34.3

Should it become apparent that one or more of the articles made under this overall Agreement is in violation of legal regulations and are therefore invalid, the remaining terms of the Agreement are not affected. In the event of such an instance, parties will then reach to an agreement about the invalid point.

Enschede, June 16th, 2015 Xsens Technologies B.V. Pantheon 7521 PR Enschede The Netherlands Ferry Williems /s/ Ferry Williems	Son, June 16th, 2015 Neways Advanced Applications B.V. Science Park Eindhoven 5004 5692 EA Son The Netherlands Robert Loijen /s/ Robert Loijen

15 JUNE 2015	PAGE 22 OF 22